Exhibit (9)(iv)

            THIRD AMENDMENT OF VOTING TRUST AGREEMENT

     This Third Amendment of Voting Trust Agreement (the "Amendment") is for the purpose of amending the Voting Trust Agreement dated the 10th day of December, 1993 (the "Voting Trust") and amended on October 23, 1995 and July 2, 1996, and is made and entered into at Salt Lake City, Utah, on the 20th day of September, 1996, by and among fonix Corporation, a Delaware corporation, whose principal place of business is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 (the "Company"), which is the successor corporation of Phonic Technologies, Inc., a Utah corporation ("PTI"), and the following stockholders in the Company: Stephen M. Studdert, whose address is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 ("Studdert"), Thomas A. Murdock, whose address is 1225 Eagle gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 ("Murdock"), Roger D. Dudley, whose address is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah, 84111 ("Dudley"), Beesmark Investments, L.C., a Utah limited liability company ("Beesmark") whose principal place of business is 1361 South 740 East, Orem, Utah 84058; and Studdert Companies Corporation, a Utah corporation, whose principal place of business is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 ("SCC") (collectively the "Stockholders"), and Thomas A. Murdock, as Trustee, whose address is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, and his successors in trust (hereinafter called the "Trustee").

                             RECITALS


     WHEREAS, the Voting Trust was established December 10, 1993, with a termination date of September 30, 1996; and

     WHEREAS, in May of 1994 PTI was merged into a subsidiary of the Company upon which event the Trustee received shares of the Company on behalf of Studdert, Murdock and Dudley; and

     WHEREAS, the Voting Trust was amended on October 23, 1995 to add as shareholder parties thereto SCC and Beesmark, to extend the termination date to September 30, 1999 and in certain substantive respects;

     WHEREAS, the Voting Trust was further amended on July 2, 1996; and

     WHEREAS, the Stockholders presently desire to further amend the Voting Trust as is set forth herein; and

     NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows:

      1. Paragraph 10(c) of the Voting Trust, as amended on October 23, 1995 and July 2, 1996, is amended to add the following phrase to the end thereof:

     ", unless a Stockholder shall make a written request of the Trustee to do so and provided that (i) the Trustee may pledge, hypothecate or encumber only certificates or rights deposited by the Stockholder making the request; (ii) the Trustee may not encumber, hypothecate or pledge any other certificates or rights of any other Stockholder; and (iii) the Trustee may refuse a Stockholders request if he has a reasonable belief that the request is for the purpose of evading or circumventing any term, provision, covenant or limitation of this Agreement."

      2. The parties hereto direct the Trustee to file a copy of this Third Amendment with the principal office of the Company in Salt Lake City, Utah, as directed by Section 1 of the Voting Trust Agreement.

     IN WITNESS WHEREOF, the Company, the Trustee and the Stockholders have signed this Second Amendment and have stated the number of shares of capital stock of the Company on deposit with the Trustee, respectively, by them.

     THE COMPANY:

     fonix Corporation


                                       By: /s/ Thomas A. Murdock
                                          -----------------------------------
                                           Thomas A. Murdock, President

Attest:


   /s/ Roger D. Dudley
---------------------------------
 Roger D. Dudley, Secretary



                                       TRUSTEE:


                                         /s/ Thomas A. Murdock
                                       -----------------------------------
                                       Thomas A. Murdock, individually


NUMBER OF SHARES:                       SHAREHOLDERS:


                                         /s/ Stephen M. Studdert
------------------------               ------------------------------------
                                       Stephen M. Studdert, individually



                                         /s/ Thomas A. Murdock
------------------------               ------------------------------------
                                       Thomas A. Murdock, individually


                                         /s/ Roger D. Dudley
------------------------               ------------------------------------
                                       Roger D. Dudley, individually


-------------------------              STUDDERT COMPANIES CORPORATION


                                       By: /s/ Stephen M. Studdert
                                           -------------------------------
                                       Stephen M. Studdert, President

--------------------                   BEESMARK INVESTMENTS, L.C.



                                       By: /s/ Alan C. Ashton
                                          --------------------------------
                                          Alan C. Ashton, Manager